CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 759-0290
Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL TO PRESENT AT TWO BANKING CONFERENCES

LAKE SUCCESS, NY – November 13, 2006 — Flushing Financial Corporation (NASDAQ: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), announced that it will be making presentations at the 6th Annual Banking Industry Conference on Tuesday, November 14, 2006, sponsored by The New York Society of Security Analysts (NYSSA), and at the 2006 Financial Services Conference on Thursday, November 16, 2006, sponsored by Sandler O’Neill & Partners, L.P.

John R. Buran, Flushing Financial's President and Chief Executive Officer, and David W. Fry, Flushing Financial’s Senior Vice President and Chief Financial Officer, will make the presentations.

WHO

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through twelve banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

WHAT/WHEN/WHERE

•     Presentation at the 6th Annual Banking Industry Conference sponsored by The New York Society of Security Analysts (NYSSA); Tuesday, November 14, 2006 at 10:30 a.m., at The New York Society of Security Analysts in New York City.

•     Presentation at the 2006 Financial Services Conference sponsored by Sandler O’Neill & Partners, L.P.; Thursday, November 16, 2006 at 1:00 p.m. at The Ritz-Carlton Golf Resort in Naples, Florida. A simultaneous webcast of the presentation may be accessed at www.iian.ibeam.com/events/thom001/20456/ and will be available for 30 days thereafter.

PRESENTATION

The presentations will focus on the Company’s performance and its strategic operating objectives. The presentations will be available on the Company’s website, www.flushingsavings.com, on Tuesday, November 13, 2006, and will remain available through December 21, 2006.

RECENT NEWS

•     October 17, 2006 - Flushing Financial Corporation reports 2006 Third Quarter and Nine Months Financial Results.

•     August 15, 2006 - Flushing Financial Corporation declared Quarterly Dividend of $0.11 per share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

# # #